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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

To the Board of Trustees of
North American Funds:

We consent to the inclusion in and incorporation the reference into this Post-Effective Amendment No. 27 under the Securities Act of 1933 and Amendment No. 29 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (File No. 33-27958/811-5797) of our report dated December 23, 1997, on our audits of the financial statements and financial highlights of North American Funds, which are included in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the captions "Financial Highlights" in Part A and "Independent Accountants" in Part B of the Registration Statement.

/s/ Coopers & Lybrand LLP

Boston, Massachusetts
December 23, 1997